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                                                                EXHIBIT 10.01(b)

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     AMENDMENT, DATED AS OF JANUARY 29, 1997, TO THE EMPLOYMENT AGREEMENT, DATED AS OF JULY 18, 1991, AND AS AMENDED AND RESTATED IN FULL AS OF DECEMBER 30, 1994 (AS SO AMENDED AND RESTATED, THE "AGREEMENT"), BY AND BETWEEN AMBAC INC., A DELAWARE CORPORATION (THE "COMPANY"), AND PHILLIP B. LASSITER (THE "EXECUTIVE").

     WHEREAS, the Company and the Executive entered into the original version of the Agreement as of July 18, 1991, in order to provide for the Executive to be employed by the Company as its Chairman and Chief Executive Officer upon the terms and conditions set forth in such original version, the Executive's responsibilities subsequently having been enlarged to include President of the Company; and

     WHEREAS, the Company and the Executive agreed to certain amendments to the original version of the Agreement and entered into the amended and restated version of the Agreement as of December 30, 1994; and

     WHEREAS, the Company and the Executive now wish to amend the Agreement in the manner set forth herein, such amendments having been approved by the Compensation and Organization Committee of the Company's Board of Directors;

     NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements herein contained, the parties hereto agree as follows (all capitalized terms used herein without definition having the meanings ascribed thereto in the Agreement):

     1.  DEFINITION OF CHANGE IN CONTROL.   SECTION 10(C) OF THE AGREEMENT IS
AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

          "For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the date on which one of the following events occurs:

          (i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), THEN OUTSTANDING, BUT SHALL NOT INCLUDE ANY SUCH ACQUISITION BY:

               (A)  the Company;

               (B)   any Subsidiary of the Company;

               (C) any employee benefit plan of the Company or of any Subsidiary of the Company;

               (D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

               (E) any Person who as of January 31, 1996 was the beneficial owner of 15% or more of the shares of Common Stock outstanding on such date unless and until such Person, together with all affiliates and associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding whereupon a Change in Control shall be deemed to have occurred; or

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               (F)   any Person who becomes the Beneficial Owner of 20% or more, or, with respect to a Person described in clause (E) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common
                     Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred; or

               (ii) individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of such Board. As used herein, "Person" means any individual, firm, corporation, partnership or other entity, and "Subsidiary" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of this Agreement."

          2. AGREEMENT REMAINS IN FORCE. Except as modified by this Amendment, the Agreement remains in full force and effect in accordance with the terms thereof.

          IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first written above.

                                      AMBAC INC.



                                      By:/s/ Richard B. Gross
                                         --------------------
                                         Richard B. Gross
                                         Senior Vice President, General Counsel
                                         and Secretary



                                         /s/ Phillip B. Lassiter
                                         -----------------------
                                         Phillip B. Lassiter
                                         16 Sutton Place - 12A
                                         New York, NY  10022